Exhibit 99.1

Beckstead and Watts, LLP
Certified Public Accountants
2425 W Horizon Ridge Parkway
Henderson, NV 89052
702.257.1984 (tel)
702.362.0540 (fax)

Report of Independent Registered Public Accounting Firm

We have audited the accompanying balance sheets of Millennix Inc. (the “Company”), as of December 31, 2004 and 2003, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millennix Inc. as of December 31, 2004 and 2003, and the results of its operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Beckstead and Watts, LLP
Henderson, Nevada
September 26, 2005

MILLENNIX INC.
Balance Sheets

	December 31,
	2004	2003
Assets
Current Assets:
Cash and equivalents	$327,140	$468,424
Accounts receivable, net of allowance for doubtful accounts	640,581	760,590
Total Current Assets	967,721	1,229,013
Fixed Assets, net	50,661	73,906
	$1,018,382	$1,302,920
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$312,574	$324,303
Accrued payroll and employee benefits	84,318	100,705
Accrued liabilities	267	142,536
Grant reserves	508,657	179,048
Deferred revenue	214,102	114,478
Notes payable—current portion	55,000	55,000
Notes payable—related party	781,812	381,812
Total Current Liabilities	1,956,730	1,297,883
Long-term note payable, less current portion	68,750	123,750
	2,025,480	1,421,633
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, no par value, 10,000 shares authorized, 50 shares issued and outstanding	100	100
Retained earnings (deficit)	(1,007,198)	(118,813)
	(1,007,098)	(118,713)
	$1,018,382	$1,302,920

The accompanying notes are an integral part of these financial statements.

MILLENNIX INC.
Statements of Operations

	Years ended December 31,
	2004	2003
Service Revenue	$2,598,543	$4,394,594
Reimbursement revenue	413,580	1,406,193
Total Revenue	3,012,123	5,800,787
Cost of Revenue	2,893,033	4,645,748
Gross profit	119,090	1,155,039
Operating Expenses:
Depreciation expense	27,118	53,938
General and administrative expenses	178,956	180,130
Professional fees	28,905	18,856
Rent	173,428	163,910
Salaries and wages	571,373	838,051
Sales and marketing expenses	27,244	19,386
Total Operating Expenses	1,007,024	1,274,270
Net Operating Income (Loss)	(887,934)	(119,230)
Other income (expense)
Other income	5,000	—
Interest expense	(5,451)	—
Total Other Income (Expense)	(451)	—
Net Income (Loss)	$(888,385)	$(119,230)
Weighted average number of common shares outstanding—basic and fully diluted	50	50
Net income (loss) per share—basic and fully diluted	$(17,767.70)	$(2,384.60)

The accompanying notes are an integral part of these financial statements.

MILLENNIX INC.
Statement of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stock-holders’ Equity (deficit)
	Shares	Amount
Balance, December 31, 2002	50	$100	$—	$417	$517
Net loss				(119,230)	(119,230)
Balance, December 31, 2003	50	100	—	(118,813)	(118,713)
Net loss				(888,385)	(888,385)
Balance, December 31, 2004	50	$100	$—	$(1,007,198)	$(1,007,098)

The accompanying notes are an integral part of these financial statements.

MILLENNIX INC.
Statements of Cash Flows

	Years ended December 31,
	2004	2003
Cash flows from operating activities
Net loss	$(888,385)	$(119,230)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation expense	27,118	53,938
Changes in assets and liabilities
Accounts receivable	120,009	312,312
Deferred revenue	99,625	114,478
Accounts payable	(11,729)	(316,061)
Accrued payroll and employee benefits	(16,387)	83,916
Accrued liabilities	(142,269)	142,535
Grant reserves	329,608	179,048
Net cash provided (used) by operating activities	(482,411)	450,935
Cash flows from investing activities
Purchase of fixed assets, including internal-use software	(3,873)	—
Net cash used by investing activities	(3,873)	—
Cash flows from financing activities
Proceeds from note payable—related party	440,000	203,626
Payments on note payable—related party	(40,000)	(172,000)
Proceeds from note payable	—	—
Payments on note payable	(55,000)	(55,000)
Net cash provided (used) by financing activities	345,000	(23,374)
Net increase (decrease) in cash and cash equivalents	(141,284)	427,561
Cash and cash equivalents, beginning of year	468,424	40,863
Cash and cash equivalents, end of year	$327,140	$468,424
Supplemental disclosures:
Interest paid	$5,451	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements.

MILLENIX INC.
NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

Nature of Business

We are a full service Clinical Research Organization (CRO) with a unique focus in specialty areas of oncology, HIV, complex infectious disease, vaccines, gene therapy, immunology, biologics, metabolic and chronic diseases. We provide unparalleled professional clinical research services to the pharmaceutical, biotechnology, and medical device industries.

We provide a full spectrum of services to support a wide variety of clinical studies. We are competitively advantaged through extensive staff experience, a record of significant accomplishment and our attention to the particular and specific needs of sponsors working in the target areas.

The MILLENNIX Information Management System (MIMS) is secure 24/7 web portal providing access to group communication tools for information exchange within a clinical program. The portal is customized for each client or study allowing document and file upload and download through tiered, authenticated user groups.

Our Transitional Research Group TM (TRG) bridges therapeutic development from pre-clinical to “first-time-in-man.”  We provide services to continue development through FDA approval.

We were incorporated on September 4, 1997 under the laws of the state of New York. With the consent of shareholders, we elected to be treated as a sub chapter “S” corporation pursuant to section 1362 (a) of the internal revenue code whereby the income of the S corporation is taxed to the shareholders of the corporation rather than to the corporation itself.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

We maintain an allowance for doubtful accounts for estimated losses resulting from an inability of clients to make required payments. This allowance is based on account receivables, historical collection experience, current economic trends, and changes in the customer payment terms.

Cash and Cash Equivalents

We consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Our restricted cash equivalents consist primarily of a short-term money market deposit. Our cash accounts are with certain financial institutions. The balances in these accounts exceed the maximum U.S. federally insured amount. We have not experienced any losses in such accounts and we believe that we are not exposed to any significant credit risk on our cash and cash equivalents.

Revenue Recognition, Accounts Receivable

Revenues are derived primarily from clinical research outsourcing. Revenues are recognized on a time-and-materials or straight-line basis. Before revenues are recognized, the following four criteria must be met: (a) persuasive evidence of an arrangement exists; (b) delivery has occurred or services rendered; (c) the fee is fixed and determinable; and (d) collectibility is reasonably assured. We determine if the fee is fixed and determinable and collectibility is reasonably assured based on our judgment regarding the nature of the fee charged for services rendered and products delivered and the collectibility of those fees. Arrangements range in length from less than one year to several years.

Revenues from time-and-materials arrangements are generally recognized based upon contracted hourly billing rates as the work progresses. Revenues from fixed fee arrangements for consulting are generally recognized on a rate per hour or percentage-of-completion basis. For each of our fixed fee contracts we maintain estimates of total revenue and cost over the contract term. For purposes of periodic financial reporting on the fixed price consulting contracts, we accumulate total actual costs incurred to date under the contract. Amounts billed in advance of the period in which service is rendered are recorded as a liability under deferred revenue. We recorded deferred revenue as of December 31, 2004 and 2003, in the amount of $214,102 and $114,478, respectively.

Revenues recognized on fixed price service contracts are subject to revisions as the contract progresses to completion. If we do not accurately estimate the resources required or the scope of the work to be performed, do not complete our projects within the planned periods of time, or do not satisfy our obligations under the contracts, then profit may be significantly and negatively affected or losses may need to be recognized. Revisions in our contract estimates are reflected in the period in which the determination is made that facts and circumstances dictate a change of estimate. Favorable changes in estimates result in additional revenues recognized, and unfavorable changes in estimates result in a reduction of recognized revenues. Provisions for estimated losses on individual contracts are made in the period in which the loss first becomes known.

On certain contracts, or elements of contracts, costs are incurred subsequent to the signing of the contract, but prior to the rendering of service and associated recognition of revenue. Where such costs are incurred and realization of those costs is either paid for upfront or guaranteed by the contract, those costs are deferred and later expensed over the period of recognition of the related revenue. At December 31, 2004 and 2003, the Company had no deferred costs.

Reimbursable Out-of-Pocket Expenses

In addition to the standard costs incurred to provide services to our customers, we pay other incidental expenses, in excess of contract amounts, which are generally reimbursable under the terms of the contract. These expenses are included in the cost of revenue and are approximately equal to the amount recorded as reimbursement revenue.

Credit Risks

Financial instruments that subject us to concentrations of credit risks consist primarily of cash and cash equivalents and billed and unbilled accounts receivable. Our clients are primarily involved in the healthcare and pharmaceutical industries. The significant majority of our accounts receivable exposure is to large, well-established firms. Concentrations of credit risk with respect to billed and unbilled accounts receivable are mitigated, to some degree, based upon the nature of our clients. Management considers the likelihood of material credit risk exposure as remote.

The healthcare and life sciences industries may be affected by economic factors, which may impact accounts receivable. At December 31, 2004, approximately 77% of the outstanding trade receivables are due from three customers who also accounted for approximately 80% of total sales. At December 31, 2003, approximately 79% of the outstanding trade receivables are due from four customers who also accounted for approximately 85% of total sales. Management does not believe that any single customer or geographic area represents significant credit risk.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, and certain other liabilities approximate their estimated fair values due to the short-term nature of these instruments. Investments available for sale are carried at fair value.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided on a straight-line basis in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, which range from three to seven years. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever are shorter.

Upon sale or retirement of property and equipment, the costs and related accumulated depreciation are eliminated from the accounts, and any gain or loss on such disposition is reflected in the consolidated statements of operations. Expenditures for repairs and maintenance are charged to operations as incurred.

Income Taxes

We have elected, with the consent of our stockholders, under the Internal Revenue Code to be taxed as an S Corporation. The stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its stockholders.

This election is valid for New York pursuant to Chapter 4.5 of the New York Revenue and Taxation Code; however, New York law requires a minimum franchise tax in the amount of $425 for which a provision has been provided. It is our intention to make periodic distributions to the stockholders so that their individual tax liabilities are met.

Net Income (Loss) Per Share

Net income (loss) per basic share is computed using the weighted average number of common shares outstanding. Net income (loss) per diluted share is computed using the weighted average common shares and potential common shares outstanding. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Options to purchase 332 shares of common stock were outstanding as of December 31, 2004.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 123 (revised 2004) “Share-Based Payment” (“SFAS 123R), which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

Statement 123R must be adopted no later than July 1, 2005. Early adoption will be permitted in periods in which financial statements have not yet been issued. We expect to adopt Statement 123R on July 1, 2005. Statement 123R permits public companies to adopt its requirements using one of two methods:

1.      A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of Statement 123R for all share-based payments granted after the effective date and (b) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of Statement 123R that remain unvested on the effective date.

2.      A “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under Statement 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

We are currently evaluating the two different methods for the adoption of Statement 123 and have not determined which of the two methods we will adopt.

To date, we have not issued stock-based payments to our employees, though we anticipate the issuance of stock options during 2005. As such, we have not recognized any stock-based compensation during 2004 and 2003.

We believe that the adoption of Statement 123R’s fair value method will have a material impact on our result of operations, although it will have no impact on our overall financial position. The impact of adoption of Statement 123R cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. Statement 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption. We cannot estimate what those amounts will be as it will depend on the levels of share-based payments granted in the future.

3. ACCOUNTS RECEIVABLE

Trade accounts receivable are stated at the amount we expect to collect. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. We consider the following factors when determining the collectibility of a specific account: credit-worthiness, historical payment activity and changes in customer payment terms. We provide for estimated allowances through a charge to earnings and a credit to a receivable allowance. Balances that remain outstanding after we have made reasonable collection efforts are written off through a charge to the valuation and a credit to accounts receivable. As of December 31, 2004 and 2003, accounts receivable balances contained allowances in the amount of $174,731 and $390,350, respectively.

4. FIXED ASSETS

Property and equipment at December 31, 2004 and 2003 consisted of the following:

	2004	2003
Computers	$32,701	$32,701
Furniture and fixtures	17,811	13,938
Software	197,428	197,428
	247,940	244,067
Less Accumulated Depreciation	(197,279)	(170,161)
	$50,661	$73,906

Depreciation expense totaled $27,118 and $53,938 during the years ended December 31, 2004 and 2003, respectively.

5. GRANT RESERVES

We record the receipt of grant funds as a liability until fully earned by investigative sites contracted to conduct clinical study programs. As of December 31, 2004 and 2003, we had grant reserves remaining in the amount of $508,657 and $179,048, respectively.

6. NOTE PAYABLE

Notes payable as of December 31, 2004, consisted of the following:

Note payable to bank, secured by all assets of the Company bearing interest at a rate of prime plus 1% per annum, with monthly principal and interest payments of $4,583, scheduled to mature in March of 2007. As of December 31, 2004 and 2003 the balance owing was $123,750 and $178,750, respectively.

The Company has recorded $5,451 in interest expense as of December 31, 2004.

7. NOTE PAYABLE—RELATED PARTY

As of December 31, 2004, officers and director of the Company has periodically loaned money to the Company for operating expenses. The loans bear interest ranging from prime plus .75 to 2.5% and are due on demand. At December 31, 2004 and 2003, the principal balance of the loans totaled $781,812 and $381,812.

8. STOCKHOLDERS’ EQUITY

We are authorized to issue 10,000 shares of no par common stock.

On March 29, 2002, we effectuated a 5 for 1 forward split of all issued and outstanding stock. All references to stockholders’ equity retroactively reflect to forward split.

As of December 31, 2004 and 2003, 50 shares of no par common stock were issued to the founder and President for cash in the amount of $100.

9. COMMITMENTS AND CONTINGENCIES

During 2004, we entered into a new operating lease obligation totaling $32,810. Future minimum lease payments on the operating lease obligation at December 31, 2004 are as follows:

For the year ending December 31:
2005	$6,562
2006	6,562
2007	6,562
2008	6,562
Total	$26,248

The Company also leases its office facilities under operating leases that expire over the next two years. At December 31, 2004, the Company was obligated under non-cancelable operating leases with future minimum rentals as follows:

Years Ending
2005	$177,875
2006	59,292
Total	$237,167

Rent expense was $173,428 and $163,910 for the years ended December 31, 2004 and 2003, respectively.

10. PROFIT SHARING PLANS

We provide a 401(k) salary deferral plan for eligible employees. Employees may elect to reduce their compensation by an amount that will not exceed the total amount allowed by the Internal Revenue Code for all contributions to qualified plans. The plan does provide for discretionary contributions by the employer. Contributions in the amount of $17,943 and $24,164 were accrued by the Company to the plan for the years ended December 31, 2004 and 2003, respectively.

11. STOCK OPTION PLAN

On March 29, 2002, the Company adopted its “2002 Stock Option Plan” (the “Plan”) and granted incentive and nonqualified stock options with rights to purchase a maximum of 5,000 shares of the Company’s no par value common stock. We have issued options to purchase 332 shares of stock pursuant to the plan, and no options were exercised as of December 31, 2004.